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EXHIBIT 10.50

                        CONFIDENTIAL SEPARATION AGREEMENT

         This Confidential Separation Agreement ("Agreement") is entered into as of January 25, 1999 (hereinafter the "Effective Date"), by and between Steven F.
X. Murphy ("Murphy") and Applied Digital Access, Inc. (the "Company") with respect to the following facts:

                                    RECITALS

         A. Murphy is currently an officer of the Company and holds the title of Vice President of Sales and Marketing.

         B. Pursuant to the terms of this Agreement, Murphy's employment with the Company will terminate, and Murphy will be deemed to have resigned from his employment with the Company.

                                    AGREEMENT

         WHEREFORE, the parties to this Agreement agree as follows:

         1. TERMINATION OF EMPLOYMENT. On the Effective Date of this Agreement, Murphy's employment with the Company will terminate, and he will be deemed to have resigned from his employment.

         2.    SEVERANCE PAYMENTS TO MURPHY.

               (a) In exchange for the valuable consideration described in this Agreement, the Company agrees to pay Murphy severance pay in the total amount of One Hundred Thousand Dollars ($100,000), less withholdings and applicable taxes, a sum to which Murphy is not otherwise entitled.

               (b)    This severance pay will be paid to Murphy monthly in six
(6) equal monthly installments. The first payment of $16,666.67 will be made immediately upon Murphy's execution of this Agreement, and the remaining five payments will be made monthly on the 15th of each month from February 15, 1999 through June 15, 1999 by automatic deposit into an account to be designated by Murphy. The time period from the Effective Date of this Agreement through the date of the final severance payment will hereinafter be referred to as the "Severance Period."

               (c) The Company further agrees that, on or before January 29, 1999, it will reimburse Murphy for any remaining reasonable business expenses Murphy has submitted to the Company for reimbursement. The Company further agrees that, during the Severance Period, it will pay Murphy's COBRA premiums unless and until Murphy obtains employment benefits from another employer during the Severance Period. The Company further agrees that Murphy will be allowed to exercise all stock options held by Murphy that have vested as of the Effective Date of this Agreement. The Company further agrees that, during the Severance Period, Murphy will be allowed to use the personal computer belonging to the Company that is currently in

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Murphy's possession, provided the Company is first allowed the opportunity to erase the hard drive of that computer. The computer will be returned by Murphy to the Company at the end of the Severance Period.

               (d) Murphy acknowledges and agrees that, other than the compensation and benefits described in this paragraph, Murphy has received all the compensation from the Company to which he is entitled, and he acknowledges and agrees that he is not entitled to any additional employee benefits, incentive compensation, vacation pay, stock option vesting, bonuses, profit sharing, or any other compensation or benefits of any kind or character from the Company.

         3. RELEASE BY MURPHY. In exchange for the valuable consideration described in this Agreement, Murphy unconditionally, irrevocably and absolutely releases and discharges the Company and any related or subsidiary corporations or organizations, as well as all present and former employees, officers, directors, agents, successors and assigns of the Company (hereinafter collectively "Releasees"), from any and all claims related in any way to the transactions, affairs or occurrences between them to date, including but not limited to Murphy's employment with the Company, the termination of his employment, and all losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with the termination of Murphy's employment with the Company. This release is intended to have the broadest possible application and includes but is not limited to any claim for unpaid salary or employee benefits, incentive compensation, commissions, bonuses, profit sharing, breach of contract, wrongful termination, tortious discharge, defamation, false imprisonment, fraud, infliction of emotional distress or employment discrimination arising under federal, state or local law, including but not limited to the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964 and the Employee Retirement Income Security Act, but excludes claims under the Age Discrimination in Employment Act of 1967.

         4. WAIVER OF UNKNOWN CLAIMS. Murphy expressly acknowledges and agrees that the release set forth above is binding notwithstanding any facts he later becomes aware of, any change in the law that might have affected his decision to enter into this Agreement, or any discovery by him that the facts or the law relative to the matters released herein are different from what he understood them to be at the time of signing this Agreement. Murphy expressly waives all of the benefits and rights granted to him pursuant to Civil Code
Section 1542, which provides and reads as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         5. PROMISE NOT TO PROSECUTE. The parties to this Agreement, for themselves, their heirs, successors and assigns, agree that they will not prosecute or allow to be prosecuted on their behalf, in any administrative agency or court, whether state or federal, any claim or demand of any type related to the matters released above. It is the intention of the parties that with the

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execution of this Agreement, the Company and its officers, directors, employees (past or present), agents, successors or assigns, and all subsidiary and affiliated corporations will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Murphy related in any way to the matters discharged herein.

         6. NONSOLICITATION OF COMPANY'S EMPLOYEES. Murphy further agrees that for one year following the Effective Date of this Agreement, he will not, either directly or indirectly, separately or in association with others, solicit any of the Company's employees, encourage others to solicit any of the Company's employees, or encourage any of the Company's employees to discontinue their employment with the Company. Further, Murphy will not solicit any consultants that have consulting agreements or consulting arrangements with the Company, encourage any of the Company's consultants to discontinue their relationships with the Company, or assist others in soliciting or encouraging any of the Company's consultants to discontinue their relationships with the Company.

         7. NONDISPARAGEMENT/PUBLIC STATEMENTS. Murphy agrees that he will hereafter conduct himself in a manner that tends to increase the value of the Company to its shareholders. To that end, Murphy agrees that he will not at any time make any statements, written or verbal, that defame, disparage or denigrate the personal and/or professional reputations of the Company and/or its officers, directors, managers, employees, or anyone affiliated with the Company. Murphy further agrees that, if questioned by anyone about the Company, he will take affirmative steps to publicly support the Company, those affiliated with the Company, and the Company's decisions and stated directions, and will encourage employees of the Company to remain employed at the Company and work for its success. The Company and its officers and directors agree that they will not at any time make any public statements, written or verbal, that defame, disparage or denigrate the personal and/or professional reputation of Murphy.

         8. CONFIDENTIALITY. Murphy agrees that the terms and conditions of this Agreement shall remain strictly confidential and shall not be disclosed to any other person or entity except as provided below:

               (a) Murphy may disclose the terms of this Agreement deemed in good faith to be necessary to the California Franchise Tax Board, the United States Internal Revenue Service, his spouse, his immediate family, his tax or financial advisers and his legal counsel.

               (b) Except as provided in Paragraph 7 above, Murphy will respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning or in any way related to the transaction or events that are the subject of this Agreement or the execution of this Agreement.

               (c) Without limiting the generality of the foregoing, Murphy agrees that he will not disclose any information regarding this Agreement to any current, former or future employee of the Company or any attorney or other representative thereof.

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         9.    ACKNOWLEDGMENT OF EMPLOYEE PROPRIETARY INFORMATION AGREEMENT.

               (a) Murphy acknowledges and affirms his obligations as set forth in the Applied Digital Access Employee Proprietary Information Agreement ("EPIA") he executed on or about April 1, 1997, and Murphy specifically acknowledges and agrees that the EPIA remains in full force and effect notwithstanding any provision of this Agreement.

               (b) Murphy further certifies and agrees that, pursuant to the "Release of Assets" form attached as Exhibit B to the EPIA, he will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, development or experimental work, computer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.

               (c) Murphy further certifies and agrees that, pursuant to the "Release of Assets" form attached as Exhibit B to the EPIA, he does not have in his possession, nor has he failed to return, any devices, records, data, notes, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any of the aforementioned items belonging to the Company, other than the personal computer referenced in Paragraph 2 above.

         10.   REMEDIES FOR BREACH.

               (a) The parties to this Agreement agree that, if Murphy or any of his agents breach any of the terms of this Agreement during the Severance Period, Murphy will forfeit his right to receive any remaining severance payments described in this Agreement, to the extent those payments have not yet been made.

               (b) The parties further agree that if the Company fails to make any of the payments described in Paragraph 1, other than for the reasons set forth in this paragraph, the remaining payments to Murphy will become immediately due and owing to Murphy, and Murphy will be entitled to interest at the legal rate for the period during which the Company fails to make such payment.

               (c) The parties further agree that a breach of any of the terms of this Agreement by Murphy or any of his agents will be deemed to cause irreparable harm to the Company, such that the Company's remedy at law is recognized to be inadequate to redress the harm to the Company. With this understanding, the parties agree that, upon a breach of any of the terms of this Agreement by Murphy or any of his agents, the Company may apply for immediate injunctive relief in any court of competent jurisdiction to enforce the terms of this Agreement, as well as for money damages, including punitive damages, for breach of any of the terms of this Agreement. If the Company's application for injunctive or other relief is denied by the court or is otherwise unsuccessful, the parties understand and agree that no res judicata effect and no effect on the Company's right to apply for any future relief shall flow therefrom.

               (d) The parties further agree that, in the event of any litigation concerning any controversy, claim or dispute between the parties arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover

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from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters.

               (e) The parties further agree that the remedies expressed in this paragraph are in addition to all other remedies at law or in equity that may be available to the Company upon a breach of this Agreement.

               (f) The parties further agree that, before seeking any of the remedies set forth in this paragraph against the other party to this Agreement, the party seeking said remedy will notify the other party in writing of that party's alleged breach of the terms of this Agreement and allow for a 20-day opportunity to cure the alleged breach. If the breaching party fails to cure the alleged breach with said 20-day period to the reasonable satisfaction of the party alleging the breach, that party may seek to enforce any and all remedies set forth in this paragraph.

         11. VOLUNTARY AGREEMENT. Murphy acknowledges that he has executed this Agreement after independent investigation and without coercion, duress, fraud or undue influence. Murphy also acknowledges that he has read and understands the terms of this Agreement. Murphy also agrees that he has been given a full opportunity to consult with, and has consulted with, an attorney regarding this Agreement and its terms. By signing this Agreement, Murphy acknowledges that he does so freely, knowingly and voluntarily.

         12.   MISCELLANEOUS PROVISIONS.

               (a) ENTIRE AGREEMENT. With the exception of the EPIA discussed in Paragraph 9 above, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof. It is agreed that there are no collateral agreements or representations, written or oral, that are not contained in this Agreement. This Agreement may be amended only by a written instrument executed by all parties hereto.

               (b) SEVERABILITY. Should it be determined by a court that any term of this Agreement is unenforceable, that term shall be deemed to be deleted. However, the validity and enforceability of the remaining terms shall not be affected by the deletion of the unenforceable term. Furthermore, in the event of a breach of any provision of this Agreement, all other provisions of this Agreement shall remain in full force and effect.

               (c) APPLICABLE LAW. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State of California.

               (d) BINDING ON SUCCESSORS. The parties agree that this Agreement shall be binding on and inure to the benefit of the successors, heirs and assigns of the Company and Murphy.

               (e) INTERPRETATION; CONSTRUCTION. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Murphy has participated in the negotiation of its terms. Furthermore, Murphy acknowledges that he has had an opportunity to

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read, review and discuss each term of this Agreement with legal counsel, and therefore the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

               (f) SIGNATORIES' REPRESENTATIONS. The parties affixing their signatures hereto represent and warrant that they have the authority to enter into this Agreement on their own behalf and/or on behalf of their employer and to bind all persons or entities who may claim through them; that they have neither filed nor caused to be filed any claims or actions against any other party to this Agreement that are not the subject of the release set forth above; and that the claims released by this Agreement have not been assigned to any other person or entity.

               (g) COUNTERPARTS. This Agreement may be executed in identical counterparts. The Agreement will be binding and enforceable when all parties have signed an original counterpart of this Agreement.


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                 REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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         The parties have read the foregoing Agreement and fully understand each and every provision contained herein and have been given the opportunity to consult with counsel regarding this Agreement.

         WHEREFORE, the parties have executed this Agreement on the dates shown below.



                                          APPLIED DIGITAL ACCESS, INC.



Dated:                                    By:
      ----------------------------           ----------------------------------
                                             By:
                                             Its:



Dated:
      ----------------------------        -------------------------------------
                                          Steven F. X. Murphy